Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLERA CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1534213
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

301 MERRITT 7
NORWALK, CONNECTICUT 06851-1070
(Address of Principal Executive Offices, including Zip Code)

APPLERA CORPORATION/CELERA GENOMICS GROUP
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
(Full Title of the Plan)

____________________

WILLIAM B. SAWCH
Senior Vice President and General Counsel
APPLERA CORPORATION
301 Merritt 7
Norwalk, Connecticut 06851-1070
(203) 840-2000
(Name, Address, and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Applera Corporation – Celera Genomics Group Common Stock, par value $.01 per share (2)	1,500,000	$12.00	$18,000,000	$2,280.60

1.	Together with an indeterminate number of additional shares that may be issued to adjust the number of shares reserved for issuance pursuant to the Applera Corporation/Celera Genomics Group 1999 Amended and Restated Stock Incentive Plan as the result of any future stock split, stock dividend, or similar adjustment to the Applera Corporation – Celera Genomics Group Common Stock (the “Applera – Celera Stock”).
2.	This Registration Statement also includes rights to purchase Series B Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the “Rights”). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Applera – Celera Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Applera – Celera Stock held, subject to adjustment pursuant to anti-dilution provisions.
3.	Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Applera – Celera Stock on the New York Stock Exchange on October 25, 2004. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.

The contents of the Registration Statement on Form S-8 filed by Applera Corporation (formerly PE Corporation) (the “Company”) (File No. 333-82677) on July 12, 1999, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Legal matters in connection with the shares of Applera – Celera Stock subject to issuance pursuant to the Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan have been passed upon by Thomas P. Livingston, Esq., Vice President and Secretary of the Company. Mr. Livingston owns Applera – Celera Stock and options to purchase Applera – Celera Stock with an aggregate value in excess of $50,000.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit 3.1	Restated Certificate of Incorporation of Applera Corporation (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000 (Commission file No. 1-4389)).

Exhibit 3.2	By-laws of Applera Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 3.3	Certificate of Designations of Series A Participating Junior Preferred Stock and Series B Participating Junior Preferred Stock (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.1	Stockholder Protection Rights Agreement dated as of April 28, 1999, between the Company and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (No. 333-67797)).

Exhibit 4.2	Amendment to Rights Agreement dated as of April 17, 2002, among BankBoston, N.A., EquiServe Trust Company, N.A., and the Company (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (Commission file number 1-4389)).

Exhibit 5	Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 10.1	Applera Corporation/Celera Genomics Group Amended and Restated 1999 Stock Incentive Plan, effective as of October 21, 2004 (incorporated by reference to Annex C to Schedule 14A, filed September 17, 2004, containing the Company’s definitive Proxy Statement for its 2004 Annual Meeting of Stockholders (Commission file number 1-4389)).

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24	Power of Attorney (contained on the signature pages hereof).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on October 29, 2004.

APPLERA CORPORATION

By:	/s/ William B. Sawch
William B. Sawch Senior Vice President and General Counsel

POWER OF ATTORNEY

     We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Tony L. White	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 29, 2004
Tony L. White

/s/ Dennis L. Winger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2004
Dennis L. Winger

/s/ Ugo D. DeBlasi	Controller	October 29, 2004
Ugo D. DeBlasi	(Principal Accounting Officer)

/s/ Richard H. Ayers	Director	October 29, 2004
Richard H. Ayers

/s/ Jean-Luc Bélingard	Director	October 29, 2004
Jean-Luc Bélingard

/s/ Robert H. Hayes	Director	October 29, 2004
Robert H. Hayes

/s/ Arnold J. Levine	Director	October 29, 2004
Arnold J. Levine

/s/ William H. Longfield	Director	October 29, 2004
William H. Longfield

/s/ Theodore E. Martin	Director	October 29, 2004
Theodore E. Martin

/s/ Carolyn W. Slayman	Director	October 29, 2004
Carolyn W. Slayman

/s/ Orin R. Smith	Director	October 29, 2004
Orin R. Smith

/s/ James R. Tobin	Director	October 29, 2004
James R. Tobin

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 5	Opinion of Thomas P. Livingston, Esq. (including consent).

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Thomas P. Livingston, Esq. (included in Exhibit 5).

Exhibit 24	Power of Attorney (contained on the signature pages hereof).